                                  EXHIBIT 16.1

                     [LETTERHEAD OF WEINBERG & COMPANY, P.A]

                                                             November 20, 2000

The Hydrogiene Corporation
12335 World Trade Drive
Suite 8
San Diego, California 92128

This is to confirm that the client-auditor relationship between The Hydrogiene Corporation (Commission File No. 0-26417) and Weinberg & Company, P.A. has ceased.

                                              Very truly yours,

                                              /s/ Weinberg & Company, P.A.
                                              --------------------------
                                              WEINBERG & COMPANY, P.A.
                                              Certified Public Accountants

cc: Office of the Chief Accountant
    SECPS Letter File
    Mail Stop 9-5
    Securities and Exchange Commission
    450 5th Street, N.W.
    Washington, D.C. 20549